UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 5, 2010
DENBURY RESOURCES INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction
of incorporation or organization)

1-12935	20-0467835
(Commission File Number)	(I.R.S. Employer
Identification No.)

5100 Tennyson Parkway
Suite 1200
Plano, Texas	75024
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(972) 673-2000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01	Other Events
Genesis Sale
On February 5, 2010, Denbury Resources Inc. (the “Company”) and one of its subsidiaries sold all of the subsidiary’s Class A membership interests in Genesis Energy, LLC, the general partner of Genesis Energy, L.P. (“Genesis”), to an affiliate of Quintana Capital Group L.P. for net proceeds of approximately $82 million (including those related to Genesis management incentive compensation and other selling costs). This sale gives the buyer control of Genesis’ general partner. The sale of the Company’s interests in the general partner does not include the sale of its approximate 10% ownership of Genesis’ outstanding common units.
Proposed Litigation Settlement
Three shareholder lawsuits styled as class actions were filed against Encore Acquisition Company (“Encore”) and its board of directors in relation to the pending merger of Encore with and into the Company (the “merger”). The lawsuits are entitled Sanjay Israni, Individually and On Behalf of All Others Similarly Situated vs. Encore Acquisition Company et al. (filed November 4, 2009 in the District Court of Tarrant County, Texas), Teamsters Allied Benefit Funds, Individually and On Behalf of All Others Similarly Situated vs. Encore Acquisition Company et al. (filed November 5, 2009 in the Court of Chancery in the State of Delaware) and Thomas W. Scott, Jr., individually and on behalf of all others similarly situated v. Encore Acquisition Company et al. (filed November 6, 2009 in the District Court of Tarrant County, Texas). The Teamsters and Scott lawsuits also name the Company as a defendant. The complaints generally allege that (1) Encore’s directors breached their fiduciary duties in negotiating and approving the merger and by administering a sale process that failed to maximize shareholder value and (2) Encore, and, in the case of the Teamsters and Scott complaints, the Company aided and abetted Encore’s directors in breaching their fiduciary duties. The Teamsters complaint also alleges that Encore’s directors and executives stand to receive substantial financial benefits if the transaction is consummated on its current terms. The plaintiffs in these lawsuits were seeking, among other things, to enjoin the merger and to rescind the merger agreement.
Encore and the Company have entered into a Memorandum of Understanding with the plaintiffs in these lawsuits agreeing in principle to the settlement of the lawsuits based upon inclusion in the Company’s and Encore’s joint proxy statement/prospectus for the merger of additional disclosures requested by the plaintiffs, and agreeing that the parties to the lawsuits will use best efforts to enter into a definitive settlement agreement and seek court approval for the settlement which would be binding on all Encore shareholders who do not opt-out of the settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: February 8, 2010	By:	/s/ Alan Rhoades
Alan Rhoades
Vice President - Accounting